Exhibit 99.1

Masimo Announces Select Preliminary Full-Year 2019 Financial Results and 2020 Guidance
Complete fourth quarter and full-year 2019 financial results will be announced on Wednesday, February 19, 2020.

•	Preliminary full-year 2019 total revenue, including royalty and other revenue, of approximately $934 to $937 million;

•	Preliminary full-year 2019 product revenue of approximately $933 to $936 million;

•	Preliminary full-year 2019 GAAP earnings per diluted share and non-GAAP earnings per diluted share are expected to exceed guidance of $3.37 and $3.18 per diluted share, respectively; and

•	Full year 2020 financial guidance includes product revenue, GAAP earnings per diluted share and non-GAAP earnings per diluted share of approximately $1.035 billion, $3.64 and $3.56, respectively.
Irvine, California, January 14, 2020 - Masimo Corporation (NASDAQ: MASI) today announced select preliminary results for the full-year ended December 28, 2019 and provided estimates for its full-year 2020 financial guidance.
Preliminary Full-Year 2019 Results:
Masimo expects that its product revenue for the full-year 2019 will range from $933 million to $936 million, which reflects reported growth of 12.4% to 12.8% and constant currency growth of 13.2% to 13.6%, respectively. The Company also expects full-year 2019 shipments of noninvasive technology boards and monitors of approximately 246,000.
Additionally, Masimo expects that full-year 2019 GAAP earnings per share and non-GAAP earnings per share will exceed previously issued financial guidance of $3.37 and $3.18 per diluted share, respectively.
The preliminary financial information presented in this press release is based on Masimo’s current expectations and may be adjusted as a result of, among other things, completion of customary annual audit procedures. Management plans to discuss Masimo’s complete fourth quarter and full-year 2019 financial results after the market closes on Wednesday, February 19, 2020.
Connected Care Transaction:
Earlier today, the Company announced that it has signed an agreement to acquire the Connected Care assets from NantHealth, Inc. Masimo expects that the transaction will close in the first quarter and contribute approximately one percentage point to its full-year 2020 revenue guidance growth rate, net of purchase accounting adjustments. Furthermore, the Company expects the transaction to be slightly dilutive to non-GAAP earnings per share in 2020 with accretion to non-GAAP earnings per share beginning in 2021. The financial impact of the transaction is included in Masimo’s full-year 2020 financial guidance being issued today.

2020 Financial Guidance:
The Company provided the following estimates for its full-year 2020 financial guidance:

2020 Guidance
(in millions, except percentages and earnings per share)	GAAP	Non-GAAP
Total revenue, including royalty and other revenue	$1,035	$1,035
Product revenue	$1,035	$1,035
Percentage growth - as reported	10.6%	to	10.9%	—	—
Percentage growth - constant currency	—	—	11.0%	to	11.4%
Royalty and other revenue	$—	$—
Gross margin	67.7%	68.0%
Operating margin	24.0%	24.7%
Earnings per diluted share	$3.64	$3.56

•	Product revenue increasing to $1.035 billion, which reflects reported growth of 10.6% to 10.9% and constant currency growth of 11.0% to 11.4%;

•	GAAP earnings per diluted share increasing to $3.64;

•	Non-GAAP earnings per diluted share increasing to $3.56; and

•	Included in our full-year 2020 revenue guidance is approximately $4 million of year-over-year currency headwinds.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP earnings per diluted share, (iv) non-GAAP gross profit/margin and (v) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP gross profit/margin, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.

Royalty and other revenue, net of related costs.
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition/strategic investment related costs, including depreciation and amortization.
In the event the Company acquires, invests in or divests certain business operations, there may be non-recurring gains, losses or expenses that will be recognized related to the assets and/or liabilities sold or acquired that are not representative of normal on-going cash flows. Furthermore, there may be depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition/strategic investment that does not reflect the normal on-going costs of operating our core business. We believe that exclusion of these gains, losses or costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds. We believe that exclusion of these gains and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.
Tax impacts that may not be representative of the ongoing results of our core operations.
From time-to-time, we may experience significant non-recurring tax events, such as changes in tax laws and regulations or the derecognition of uncertain tax positions related to non-recurring transactions due to the expiration of the statutes of limitations. We believe that exclusion of such tax charges or benefits is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these tax items are unrelated to our core business and generally unique and non-recurring in nature.

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %[1]:

	Full Year 2018 Actuals	Full Year 2019 Guidance[3]		Full Year 2020 Guidance[3]
(in thousands, except per share amounts)		Low	High
GAAP product revenue	$829,874	$933,000	$936,000	$1,035,000

Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	—	6,700	6,700	4,000
Total non-GAAP constant currency adjustments	—	6,700	6,700	4,000

Non-GAAP (constant currency) product revenue	$829,874	$939,700	$942,700	$1,039,000
Product revenue growth %:
GAAP	—	12.4%	12.8%	10.6%	10.9%
Non-GAAP (constant currency)	—	13.2%	13.6%	11.0%	11.4%

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE[1]:

	Full Year 2019 Guidance[2]		Full Year 2020 Guidance[3]
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$193,022	$3.37	$210,500	$3.64
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(1,217)	(0.02)	—	—
Acquisition/strategic investment related costs	2,951	0.05	8,000	0.14
Non-operating other (income) expense	315	0.01	—	—
Tax impact of pre-tax non-GAAP adjustments above	(181)	—	(1,900)	(0.03)
Excess tax benefits from stock-based compensation	(13,060)	(0.23)	(11,000)	(0.19)
Total non-GAAP adjustments	(11,192)	(0.20)	(4,900)	(0.08)
Non-GAAP net income	$181,829	$3.18	$205,600	$3.56
Weighted average shares outstanding - diluted		57,219		57,800
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[1]	May not foot due to rounding.

[2]	Prior guidance provided on October 30, 2019.

[3]	Current guidance provided on January 14, 2020.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME[1]:

	2020 Guidance[3]
(in thousands, except percentages)	$	% of Revenue
GAAP gross profit	$700,400	67.7%
Non-GAAP adjustments:
Acquisition/strategic investment related costs	3,000	0.3
Total non-GAAP adjustments	3,000	0.3
Non-GAAP gross profit	$703,400	68.0%

GAAP operating income	248,000	24.0%
Non-GAAP adjustments:
Acquisition/strategic investment related costs	8,000	0.8
Total non-GAAP adjustments	8,000	0.8
Non-GAAP operating income	$256,000	24.7%
______________

[1]	May not foot due to rounding.

[2]	Prior guidance provided on October 30, 2019.

[3]	Current guidance provided on January 14, 2020.
Fourth Quarter and Full Year 2019 Financial Results Conference Call on Wednesday, February 19, 2020
The conference call to review Masimo’s complete financial results for the fourth quarter and full-year ended December 28, 2019 will begin at 1:30 p.m. PT (4:30 p.m. ET) on February 19, 2020 and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.masimo.com.
The dial-in numbers are (833) 227-5837 for domestic callers and +1 (825) 312-2251 for international callers. The reservation code for both dial-in numbers is 2862927. After the live webcast, the call will be available on Masimo’s website through March 19, 2020. In addition, a telephonic replay of the call will be available through March 4, 2020. The replay dial-in numbers are (800) 585-8367 for domestic callers and +1 (416) 621-4642 for international callers. Please use reservation code 2862927.
About Masimo
Masimo (NASDAQ: MASI) is a global leader in innovative noninvasive monitoring technologies. Our mission is to improve patient outcomes and reduce the cost of care by taking noninvasive monitoring to new sites and applications. In 1995, the Company debuted Masimo SET® Measure-through Motion and Low Perfusion® pulse oximetry, which has been shown in multiple studies to significantly reduce false alarms and accurately monitor for true alarms. Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®) and more recently, Oxygen Reserve Index (ORi™), in addition to SpO2, pulse rate and perfusion index (PI). In 2014, Masimo introduced Root™, an intuitive patient monitoring and connectivity platform with the Masimo Open Connect® (MOC-9®) interface. Masimo is also taking an active leadership role in mobile health applications (mHealth) with products such as the Radius-7® wearable patient monitor and the MightySat™ fingertip pulse oximeter. Additional information about Masimo and its products may be found at www.masimo.com.

Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year GAAP and non-GAAP 2019 and 2020 total, product, royalty and other revenues, earnings per diluted share, operating margin, EBITDA, and estimated tax rate, and our long-term outlook; statements regarding our proposed acquisition of the Connected Care assets from NantHealth, Inc., including the impact of the acquisition on our 2020 financial results; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: risks related to closing of the acquisition of the Connected Care assets from NantHealth, Inc.; risks related to the completion of customary annual audit procedures; our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 859-7001
ekammerman@masimo.com	irenep@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.